PIONEER EMERGING MARKETS

                       WRITTEN CONSENT OF INITIAL TRUSTEES

         The undersigned, being all of the Trustees of Pioneer Emerging Markets Fund, a Delaware business trust (the "Trust"), hereby consent to the adoption of the following vote:

VOTED: That the By-Laws of the Trust be, and they hereby are, amended so that existing Article VIII, Section 1 thereof is replaced in its entirety by the following provision:

                  Section 1. Seal. The Seal of the Trust shall be generic in nature and shall bear the inscription "SEAL".

         Executed this 15th day of April, 1994.



                                          /s/John F. Cogan, Jr.
                                           John F. Cogan, Jr.
                                             As Trustee and not individually




                                          /s/David D. Tripple
                                           David D. Tripple
                                             As Trustee and not individually